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                                                                      Exhibit 12

                  The Williams Companies, Inc. and Subsidiaries
           Computation of Ratio of Earnings to Combined Fixed Charges
                    and Preferred Stock Dividend Requirements
                              (Dollars in millions)


                                                                                             Nine months ended
                                                                                             September 30, 1998
                                                                                             ------------------

Earnings:
   Income before income taxes                                                                       $277.2
   Add:
      Interest expense - net                                                                         347.4
      Rental expense representative of interest factor                                                31.7
      Minority interest in income of consolidated subsidiaries                                         5.5
      Other                                                                                           23.0
                                                                                                    ------

         Total earnings as adjusted plus fixed charges                                              $684.8
                                                                                                    ======

Fixed charges and preferred stock dividend requirements:
   Interest expense - net                                                                           $347.4
   Capitalized interest                                                                               28.6
   Rental expense representative of interest factor                                                   31.7
   Pretax effect of dividends on preferred stock of
      the Company                                                                                      9.5
                                                                                                    ------
   Combined fixed charges and preferred stock dividend
      requirements                                                                                  $417.2
                                                                                                    ======

Ratio of earnings to combined fixed charges and
   preferred stock dividend requirements                                                              1.64
                                                                                                    ======